                                                                  Exhibit (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GUIDE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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 FOR THIS TYPE OF ACCOUNT:                                 GIVE THE SOCIAL SECURITY NUMBER OF--
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  1.  An individual's account                                    The individual

  2.  Two or more individuals (joint account)                    The actual owner of the account or, if combined
                                                                 funds, any one of the individuals(1)

  3.  Husband and wife (joint account)                           The actual owner of the account or, if joint
                                                                 funds, either person(1)

  4.  Custodian account of a minor (Uniform Gift to              The minor(2)
      Minors Act)

  5.  Adult and minor (joint account)                            The adult or, if the minor is the only
                                                                 contributor, the minor(1)

  6.  Account in the name of guardian or committee for           The ward, minor or incompetent person(3)
      a designated ward, minor or incompetent person

  7.  (a) The usual revocable savings trust account              The grantor-trustee(1)
         (grantor is also trustee)

      (b) So-called trust account that is not a legal            The actual owner(1)
          or valid trust under State law

  8.  Sole proprietorship account                                The owner(4)

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 FOR THIS TYPE OF ACCOUNT:                                 GIVE THE EMPLOYER IDENTIFICATION NUMBER OF--
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  9.  A valid trust, estate or pension trust                     The legal entity (do not furnish the identifying
                                                                 number of the personal representative or trustee
                                                                 unless the legal entity itself is not designated
                                                                 in the account title)(5)

 10.  Corporate account                                          The corporation

 11.  Religious, charitable or educational                       The organization
      organization account

 12.  Partnership                                                The partnership

 13.  Association, club or other tax-exempt                      The organization
      organization

 14.  A broker or registered nominee                             The broker or nominee

 15.  Account with the Department of Agriculture in              The public entity
      the name of a public entity (such as a State or
      local government, school district or prison)
      that receives agricultural program payments


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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. You may also enter your business name. You may use your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on broker transactions include the following:

     - A corporation.
     - A financial institution.
     - An organization exempt from tax under section 501(a), or an individual retirement plan.
     - The United States or any agency or instrumentality thereof.
     - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     - An international organization or any agency, or instrumentality thereof.
     - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
     - A real estate investment trust.
     - A common trust fund operated by a bank under section 584(a).
     - An entity registered at all times under the Investment Company Act of 1940.
     - A foreign central bank of issue.

Payments of dividends not generally subject to backup withholding include the following:

     - Payments to nonresident aliens subject to withholding under section 1441.
     - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
     - Payments of patronage dividends where the amount received is not paid in money.
     - Payments made by certain foreign organizations.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.